UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, Fossil, Inc. (the “Company”) executed the Second Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is effective January 1, 2009 and brings the Deferred Compensation Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”).  In particular, the Deferred Compensation Plan:

•                  revises the definition of “change in control” to comply with Section 409A and adds definitions of  “separation from service” and “specified employee” to conform the terms of the Deferred Compensation Plan to the requirements of Section 409A;

•                  reflects the new rules governing the timing of payments and the timing of deferral and payment elections; and

•                  provides for the automatic distribution of account balances upon the occurrence of a “change in control.”

The foregoing changes will not result in any material incremental cost to the Company.

The foregoing description of the Deferred Compensation Plan is not a complete description of the Deferred Compensation Plan nor the changes to the prior version of the Deferred Compensation Plan and is qualified in its entirety by the full text of the Deferred Compensation Plan, which is incorporated herein by reference and filed as an exhibit hereto.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 31, 2008

FOSSIL, INC.

		By:	/s/ Mike L. Kovar
Mike L. Kovar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan.